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                                                                  Exhibit (j)(3)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A No. 33-49290), and to the incorporation therein by reference of our report dated February 11, 2000 with respect to the financial statements included in the Annual Report of The Galaxy VIP Fund (comprising respectively, Money Market Fund, Equity Fund, Growth and Income Fund, Small Company Growth Fund, Columbia Real Estate Equity Fund II, Asset Allocation Fund, High Quality Bond Fund and Columbia High Yield Fund II).



                                                /s/ Ernst & Young LLP
                                                -----------------------------
                                                ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2000